SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 30, 2002

Boston Restaurant Associates, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-43999	61-1162263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

999 Broadway, Suite 400, Saugus, MA	01906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 231-7575

(Former name or former address, if changed since last report)

Item 5.            Other Events.

                On April 30, 2002 Boston Restaurant Associates, Inc. (“the Company”) entered into a new revolving credit facility with Commerce Bank and Trust Company.

                Subject to the terms of the agreement the Company may borrow up to three million, five hundred thousand dollars ($3,500,000).  The funds will be used to repay the existing term debt with Fleet National Bank, and for capital expansion.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOSTON RESTAURANT ASSOCIATES, INC.

Date:	April 30, 2002	By:	/s/ George R. Chapdelaine
George R. Chapdelaine, President